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                                                                   EXHIBIT 10.25

                              INDUCEMENT AGREEMENT



        THIS INDUCEMENT AGREEMENT ("Agreement") dated March 30 , 1999 and is entered into by and between JOHN SNEDEGAR ("Snedegar"), CAL WEST SERVICE CORPORATION, a California corporation ("Cal West"), and MICRO GENERAL CORPORATION, a Delaware corporation ("MGC").

                Whereas, Snedegar has significant expertise in the telecommunications industry; and

                Whereas, the major shareholders of MGC, a computer and telecommunications company, desire to utilize Snedegar's expertise to grow MGC by strategic acquisitions; and

                Whereas, Snedegar is willing to provide his expertise to MGC's management;

                Now, therefore, it is agreed as follows:

        1. Snedegar has agreed to provide advice and counsel on strategic acquisitions for MGC for a period of two years from August 11, 1998 and has been providing such advice and counsel since August 11, 1998.

        2. As compensation for the services Mr. Snedegar renders to MGC, MGC, agrees to issue certain convertible debt and warrants of MGC to Snedegar; one half on March 31, 1999 and one half on January 1, 2000 consisting of:

                100,000 warrants having an exercise price of $1.50 per warrant; and

                $500,000 of face indebtedness of convertible debt of MGC with an average conversion price of $2.25.

                Said issuance shall occur in two equal parts, half on March 31, 1999 and half on January 1, 2000. In the event that Snedegar's consulting relationship with MGC terminates for any reason whatsoever prior to January 1, 2000, the convertible debt and warrants which are not vested will vest on January 1, 2000.


CalWest agrees to transfer all rights granted to it in the above listed warrants and convertible debt back to MGC over the period described above with the understanding that CalWest will be repaid by MGC as said transfers to Snedegar occur pursuant to the Convertible Note Purchase Agreement and ancillary documents and the Loan Agreement and Agreement to Issue Detachable Warrants and ancillary documents relative to the convertible debt and warrants.



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        3. Snedegar will be and at all times during the term of this Agreement shall remain an independent contractor. As such, Snedegar shall have sole control over the manner and means of performing the services outlined in Paragraph 1 above. Nothing in this Agreement or in any subsequent modifications hereto shall be interpreted to create any relationship of employer/ employee, principal/agent, partnership or joint venture. Snedegar shall have no power to obligate, commit or legally bind the other parties in any manner whatsoever, and the other parties shall have no liability to Mr. Snedegar or to others for any acts or omissions of Snedegar. It is acknowledged and agreed that Snedegar has numerous business commitments and he shall not be obligated to devote any particular amount of time to the performance of his services hereunder.

        4. In the event of any dispute or claim regarding any provision of this Agreement, or any aspect of Snedegar's independent contractor relationship or the cessation of that relationship, the parties agree to submit the dispute or claim to binding arbitration in Orange County, California before an experienced arbitrator licensed to practice law in California and selected in accordance with the rules and procedures of the American Arbitration Association as the exclusive remedy for any such dispute or claim.

        5. No provision of this Agreement shall be construed against any party merely because that party or its/his/her attorney drafted or revised the provision in question. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable.

        6. This Agreement and the Agreement to Transfer and Reissue Detachable Warrants and Convertible Notes of MGC (the "Transfer Agreement"), by and between the parties hereto together constitute the sole and entire agreement and understanding of the parties relating to the subject matter hereof and thereof. This Agreement, together with the Transfer Agreement, supersede and automatically cancel any and all prior discussions, negotiations, commitments and understandings between the parties, whether oral, written, or otherwise, relating to the subject matter hereof and thereof. This Agreement shall not be modified, amended, changed or supplemented in any way except by a written document signed by all parties to this Agreement. This Agreement may be executed in separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same Agreement.



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        IN WITNESS WHEREOF, the parties have executed this Agreement on the dates written below, opposite their name.


Date: March 30, 1999                        /s/ John Snedegar
                                            ------------------------------------
                                            JOHN SNEDEGAR



                                            CAL WEST SERVICE CORPORATION,
                                            a California corporation


Date: April 2, 1999                         By: /s/ M'Liss Jones Kane
                                            ------------------------------------
                                            Secretary




                                            MICRO GENERAL CORPORATION,
                                            a Delaware corporation


Date: April 2, 1999                         By: /s/ Patrick F. Stone
                                            ------------------------------------
                                               Chief Executive Officer



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                        AGREEMENT TO TRANSFER AND REISSUE
                    DETACHABLE WARRANTS AND CONVERTIBLE NOTES
                                       OF
                           MICRO GENERAL CORPORATION,
                             A DELAWARE CORPORATION


                  (BY AND BETWEEN CALWEST SERVICE CORPORATION,
A CALIFORNIA CORPORATION, MICRO GENERAL CORPORATION, A DELAWARE CORPORATION, AND
                          JOHN SNEDEGAR, AN INDIVIDUAL)


        THIS AGREEMENT is made, entered into and is effective as of March 30, 1999 (this "Agreement"), by and between CALWEST SERVICE CORPORATION, A CALIFORNIA CORPORATION ("CalWest"), and an affiliate of Fidelity National Financial, Inc., a Delaware corporation and major stockholder of Micro General Corporation, a Delaware corporation ("MGC"), MGC and JOHN SNEDEGAR, AN INDIVIDUAL ("Snedegar"), and is made with reference to the following facts:

        A. Simultaneously with the execution of this Agreement, Snedegar has entered into an agreement with respect to Snedegar providing consulting services to and for the benefit of MGC (the "Inducement Agreement"), and, in partial consideration for the services to be rendered by Snedegar now and in the future under the terms of such consulting arrangement, CalWest, as lender and shareholder of MGC, has agreed to convey to MGC those certain rights and interests as provided hereinbelow with the understanding that as said rights and interests are to be reissued to Snedegar pursuant to the Inducement Agreement. MGC will simultaneously repay CalWest for its conveyance to MGC. In consideration for such conveyance by CalWest and reissuance by MGC, Snedegar agrees that he will faithfully perform those obligations as provided under the terms of his consulting arrangement with MGC.

        B. CalWest is currently the holder of certain rights and interests under Detachable Warrants issued by MGC in favor of CalWest and is further the lender and the holder of certain rights under Convertible Promissory Notes issued by MGC. In consideration for the services provided and to be provided by Snedegar to MGC, CalWest shall, subject to the terms provided herein, transfer back to MGC and MGC shall reissue to Snedegar over a period as follows: the first half (1/2) issued on March 31, 1999 and the second half (1/2) issued on January 1, 2000 or earlier as described in section 2 of the Inducement Agreement granting to Snedegar the right to exercise such Warrants and receive upon exercise up to 100,000 shares of MGC common stock at a warrant exercise price of $1.50 per share of MGC common stock; and, further in two parts over the period described above, interests in Convertible Promissory Notes issued by MGC granting to Snedegar, as the holder of said Promissory Notes, in a total face indebtedness of $500,000, the right to convert $300,000 of indebtedness into MGC common stock at a conversion price of $2.25 per share of MGC common stock, $100,000 of indebtedness into MGC common stock at a conversion price of $2.00



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per share of MGC common stock, and $100,000 of indebtedness into MGC common stock at a conversion price of $2.50 per share of MGC common stock. MGC agrees to repay CalWest over the above described period for the interests which CalWest is transferring to back to MGC to be reissued to Snedegar.

        NOW, THEREFORE, the parties agree as follows:

        1. Assignment of Detachable Warrants. CalWest, as the owner and holder of a Detachable Warrant Certificate dated November 25, 1997, entitling the holder thereof to acquire up to 50,000 shares of the common stock of MGC at a warrant exercise price of $1.50 per share, and, as the holder of a Detachable Warrant Certificate dated April 8, 1998, permitting the holder thereof to acquire up to 62,500 shares at an exercise price of $1.50 per share, does hereby agree to convey unto MGC rights under said Warrants to acquire up to 100,000 shares of MGC at an exercise price of $1.50 per share. Said conveyance of said rights under such 100,000 Warrants shall be effected one half on March 31, 1999 and one half on January 1, 2000 and MGC will reissue Warrants, in the name of Snedegar representing rights to exercise Warrants for up to 50,000 shares on March 31, 1999 and up to 50,000 shares on January 1, 2000, subject to such reissuance of warrants being subject to all terms and conditions of the Detachable Warrant Certificates issued November 25, 1997 and April 8, 1998. Snedegar acknowledges that such assignment shall be effective in accordance with the provisions of Section 2 of the Detachable Warrant Certificates and shall include the providing of notice under the provisions of Section 2(c) to MGC and an acknowledgment by Snedegar that such acquisition of warrants by Snedegar shall be for his personal investment purposes and shall be held as an investment by Snedegar without a view to further transfer or assign any interests so acquired and may require submission of a written opinion by counsel that such transfer to Snedegar shall not be violative of any federal or state securities act or securities law.

        2. Transfer of Interests Under Convertible Promissory Notes. Over the aforementioned period, CalWest does hereby assign and transfer to MGC interests under Convertible Promissory Notes held by CalWest issued by CalWest and dated July 24, 1996, November 25, 1997 and April 8, 1998 representing the transfer of a portion of the indebtedness held by CalWest under Convertible Promissory Notes issued by MGC, which interests transferred shall represent a transfer of $300,000 of MGC indebtedness as represented by such Promissory Notes notes which shall be subject to conversion to common stock of MGC at a conversion price of $2.25 per share ($150,000 of MGC indebtedness on March 31, 1999 and $150,000 of MGC indebtedness on January 1, 2000), a further transfer of $100,000 of such Promissory Notes convertible to common stock of MGC at a conversion price of $2.00 per share ($50,000 of such Promissory Notes on March 31, 1999 and $50,000 of MGC promissory notes on January 1, 2000), and an additional $100,000 of indebtedness under such Promissory Notes of MGC convertible to common stock of MGC at a conversion price of $2.50 per share ($50,000 of MGC promissory notes on March 31, 1999 and $50,000 of MGC promissory notes on January 1, 2000). MGC will reissue convertible promissory notes in said amounts registered in the name of Snedegar convertible at the prices indicated hereinabove.



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        3. Rights Subject to Terms of Warrants and Convertible Notes. Snedegar
does hereby represent to and for the benefit of CalWest, MGC and Dito Caree L.P. Holding, a Nevada limited partnership ("Caree") (an entity who had participated in the loan and warrant agreements together with CalWest), that Snedegar has read and reviewed all terms and provisions of the loan agreements and agreements between CalWest and MGC to issue Detachable Warrants, as dated July 24, 1996, November 25, 1997 and April 8, 1998, and Snedegar acknowledges that he shall be bound by all of the terms and conditions thereof as a holder of Detachable Warrants and Convertible Promissory Notes, including, but not limited to, all terms and provisions of a Memorandum of Understanding dated November 25, 1997 and April 8, 1998 by and between CalWest and Caree concerning "equalization of rights" upon the event of any defaults which shall result in enforcement rights by holders of notes or debentures as against MGC, and Snedegar does further agree to be bound by and agree to appoint CalWest as custodian in connection with the holding and filing of security agreements and UCC Financing Statements under the terms and provisions of the Convertible Promissory Notes and the Detachable Warrants, together with rights under the loan agreement pursuant to which such Promissory Notes and Detachable Warrants were issued. MGC does further acknowledge that Snedegar shall be entitled to such benefits as CalWest had in its capacity as a lender under the General Assignment and Security Agreements executed and entered into by MGC in favor of CalWest and Caree, and as further evidenced by UCC-1 filings in favor of CalWest, as an agent for "lenders," under the terms of the Loan Agreement and Agreements to Issue Detachable Warrants dated July 24, 1996, November 25, 1997 and April 8, 1998 and all rights under the aforementioned agreements relating to the Detachable Warrants and Convertible Promissory Notes, including, without limitation, all piggyback registration rights.

        4. CalWest Service Corporation. CalWest does represent to and for the benefit of MGC and Snedegar that:

                A. CalWest is the absolute owner of the Detachable Warrants and Promissory Notes which are being conveyed to MGC and then reissued by MGC to Snedegar under the terms of this Agreement, free and clear of any liens, pledges, security interests or other encumbrances of any nature whatsoever.

                B. CalWest has both the power and authority to effect the assignments as contemplated under the terms of this Agreement and does hold all requisite corporate authorization and authority to make such assignment and transfer, and effecting such assignments does not require the consent of, or notice to, any third party.

                C. CalWest is not aware of any event, condition or circumstance which would prevent or prohibit the assignment being made and effected to Snedegar hereunder. Except as herein expressly provided, CalWest is making no other representation or warranty concerning the interests to be assigned hereunder, and the assignments are made without recourse.



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        5. Acknowledgment by Snedegar. Snedegar does hereby acknowledge to and for the benefit of CalWest, MGC, and Caree that:

                A. Snedegar has made his own independent evaluation concerning the interests being acquired and is relying upon no representations, express or implied, by CalWest or any other party concerning the value of the Convertible Promissory Notes or Warrants being issued herein and recognizes that such issuance is without recourse as to CalWest or any other party (excepting the enforcement of those rights which exist under the terms of the Convertible Promissory Notes and Detachable Warrants as against MGC) and CalWest's obligation hereunder.

                B. Snedegar has made his own independent evaluation of MGC, the value of MGC and its ability to perform under the terms and provisions of the Convertible Promissory Notes and Detachable Warrants and is not relying in any respect upon any representations of CalWest concerning the values of the interests as issued to Snedegar.

                C. Snedegar is accepting the interests under the Detachable Warrants and the Convertible Notes for his own personal purposes and investment and has no current intention to further assign or transfer such interests nor in any respect act as an underwriter of any rights or interests acquired under the Loan Agreement or the Detachable Warrants and acknowledges that the Detachable Warrants and any right to stock under the terms of the Convertible Notes represents interests being acquired in securities which are not registered under the Securities Act of 1933, as amended, nor under any applicable state securities laws, and, therefore, any rights to subsequently assign, transfer or pledge any interests in securities acquired under the terms of this Agreement shall require compliance with applicable federal and state securities laws and further transfer or assignment of any interests acquired may, if necessary, require receipt by MGC of an opinion of counsel reasonably satisfactory to MGC that registration is not required and/or that such transfer is in conformity with applicable federal and state securities laws or an exemption thereunder.

                D. Snedegar acknowledges that he shall be entitled to receipt of all rights under the terms of the Loan Agreement and debentures as it relates to the interests acquired, including, without limitation, piggyback registration rights and security interests, and acknowledges that any such rights shall be subject to his performance of the terms and provisions of the Loan Agreement as an assignee and successor to CalWest.

        6. Acknowledgment of Cooperation. CalWest and Snedegar agree that they shall, from and after the date of this Agreement, reasonably cooperate doing any and all acts necessary or convenient to effect a conveyance and issuance of the interests under the Detachable Warrants and convertible promissory notes from CalWest to MGC and from MGC to Snedegar, including, without limitation, providing appropriate notices and transfer and issuance documents to Snedegar.

        7. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, overnight courier (with all costs prepaid) or by facsimile, addressed



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to the parties as set forth herein. Any such notice shall be deemed received upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice, (b) if mailed, four (4) business days after the date of posting by the United States post office, (c) if given by overnight courier, upon receipt by the person to receive such notice, or (d) if sent by facsimile, when sent.

                           To Snedegar:    ___________________________
                                           ___________________________
                                           ___________________________
                                           Attn:______________________
                                           Facsimile:_________________


                           To CalWest:     CalWest Service Corporation
                                           17911 Von Karman Avenue
                                           Suite 300
                                           Irvine, California 92614
                                           Facsimile: (949) 622-4104

                           To MGC:         ___________________________
                                           ___________________________
                                           ___________________________
                                           Attn:______________________
                                           Facsimile:_________________

Any notice, request, demand, direction or other communication sent by facsimile must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Notice of change of address shall be given by written notice in the manner detailed in this Section 7. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

        8. Miscellaneous.

                A. Rights under the terms of this Agreement given to Snedegar as an individual, subject to transfer in compliance with applicable securities laws, shall not be subject to assignment or transfer without the written consent of CalWest having first been had and obtained. This Agreement shall inure to the benefit of and be binding upon the heirs, estate and personal representatives of Snedegar. Any attempt at assignment without compliance of this provision shall be null and void and of no force or effect.



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        B. The provisions of this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.


MICRO GENERAL CORPORATION,                  CALWEST SERVICE CORPORATION,
A DELAWARE CORPORATION                      CALIFORNIA CORPORATION


By:   /s/ Patrick F. Stone                  By: /s/ M'Liss Jones Kane
   -------------------------------             ---------------------------------
Name: Patrick F. Stone                      Name: M'Liss Jones Kane
Title:Chief Executive Officer               Title: Secretary

                                            /s/ John Snedegar
                                               ---------------------------------
                                               JOHN  SNEDEGAR, AN INDIVIDUAL



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